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                                                                   EXHIBIT 10.13

                             JDN REALTY CORPORATION

                              EMPLOYMENT AGREEMENT


          THIS AGREEMENT, dated as of December 1, 1996 (the "Effective Date"), is by and between J. DONALD NICHOLS (the "Employee") and JDN REALTY CORPORATION, a Maryland corporation (the "Company").

                                  WITNESSETH:

          WHEREAS, the Employee and the Company entered into an Employment Agreement dated as of February 23, 1994, and the Employee and the Company desire to amend the terms and conditions of that Employment Agreement effective the date hereof by entering into this Agreement, which is intended to supersede and replace in all respects all previous employment agreements between the parties hereto; and

          WHEREAS, the Employee desires to be employed by the Company, and the Company desires to employ the Employee, on the terms, covenants and conditions hereinafter set forth in this Agreement.

          NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual promises and agreements herein set forth, the Company and the Employee agree as follows:

          1.  EMPLOYMENT.
              ----------

          Subject to the terms and conditions set forth in this Agreement, on and as of the Effective Date the Company hereby employs and engages the Employee to hold the titles of Chairman of the Board and Chief Executive Officer of the Company and perform the duties of such positions as set forth in the Company's Bylaws and as designated by the board of directors of the Company (the "Board of Directors"). In such capacities, and subject to review by the Board of Directors, the Employee shall also perform such duties and responsibilities as may be assigned to him from time to time by the Board of Directors. The Employee hereby accepts such employment and agrees to serve the Company as an officer for the term of this Agreement.

          2.  TERM OF EMPLOYMENT.
              ------------------

          Except as otherwise provided herein, the term of this Agreement shall be for three (3) years commencing on the Effective Date and ending on the third anniversary of the Effective Date (the "Employment Term"). While the Employee is employed hereunder, the Employment Term shall automatically be extended for one (1) year upon the occurrence of an anniversary of the Effective Date, unless either party has given notice of intention to terminate ninety (90) days prior
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to such anniversary of the Effective Date, or unless the Employee's employment has otherwise terminated as hereinafter provided.

          3.  DEVOTION TO DUTIES.
              ------------------

          The Employee agrees that during the period that he is employed hereunder he shall devote substantially all his business time and attention to the business and affairs of the Company, shall use his best efforts to promote the interests of the Company and shall not enter into any other business affiliations or arrangements without the prior written consent of the Company.

          4.  COMPENSATION OF EMPLOYEE.
              ------------------------

          4.1.  BASE SALARY.  During the term of this Agreement, the Company
                -----------
shall pay to the Employee as compensation for the services to be performed by the Employee a base salary of Three Hundred Thousand Dollars ($300,000) per year (the "Base Salary"). The Base Salary shall be payable in installments in accordance with the Company's normal payroll practice. Commencing on January 1, 1997 and on January 1 of each year thereafter, or as soon as practicable thereafter, the Compensation Committee of the Board of Directors (the "Compensation Committee"), or the Board of Directors if the Compensation Committee is not then in existence, shall review the Base Salary, and shall authorize, in its discretion, an appropriate increase in the Base Salary; provided, however, that such increase shall at a minimum be equal to the cumulative cost-of-living increment on the Base Salary as reported in the Consumer Price Index, Atlanta, Georgia, All Items, All Urban Consumers, published by the United States Department of Labor, with January 1, 1996 being the base date for computing such increment.

          4.2.  BONUS.  In addition to the compensation set forth elsewhere in
                -----
this section 4, for each year or portion thereof during the term of this Agreement and any extensions thereof, the Employee shall be entitled to receive a bonus in an amount to be determined by the Compensation Committee, or the Board of Directors if the Compensation Committee is not then in existence, in its discretion, based upon its evaluation of the Employee's performance during such year or portion thereof.

          4.3.  BENEFITS.  The Employee shall be entitled to participate, during
                --------
the period of actual employment, in all regular employee benefit and deferred compensation plans established by the Company, including, without limitation, any savings and profit sharing plan, incentive stock plan, dental and medical plans, life insurance, and personal catastrophe and disability insurance, such participation to be as provided in said employee benefit plans. The Employee shall also be entitled during the period of actual employment to such paid vacation as is provided in the policy adopted by the Board of Directors. For purposes of this Agreement, the term "period of actual employment" means the portion of the Employment Term during which the Employee is employed, but not the portion following the Employee's termination of employment.

                                       2
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          4.4.  OFFICE AND SECRETARY.  The Employee shall have a private office,
                --------------------
secretarial assistance and such other facilities and services as are suitable to his position and appropriate for the performance of his duties.

          4.5.  AUTOMOBILES.  The Employee shall be provided with automobiles
                -----------
suitable to his position and appropriate for the performance of his duties in Atlanta, Georgia and Nashville, Tennessee. The Company shall pay the operating expenses of such automobiles.


          4.6.  REIMBURSEMENT OF EXPENSES.  The Company shall provide for the
                -------------------------
payment or reimbursement of all reasonable and necessary expenses incurred by the Employee in connection with the performance of his duties under this Agreement in accordance with the Company's expense reimbursement policy, as such may change from time to time.


          5.  TERMINATION OF EMPLOYMENT.
              -------------------------

          5.1.  TERMINATION FOR CAUSE.  "Termination For Cause", as hereinafter
                ---------------------
defined, may be effected by the Company at any time during the term of this Agreement by written notification to the Employee. Upon Termination For Cause, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but the Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation. "Termination For Cause" shall mean termination by the Company of the Employee's employment by the Company by reason of the Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company or by reason of the Employee's willful material breach of this Agreement which has resulted in material injury to the Company.

          5.2.  TERMINATION OTHER THAN FOR CAUSE.  Notwithstanding any other
                --------------------------------
provisions of this Agreement, the Company may effect a "Termination Other Than For Cause", as hereinafter defined, at any time upon giving written notice to the Employee of such termination. Upon any Termination Other Than for Cause, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in subsection 6.2. "Termination Other Than for Cause" shall mean termination by the Company of the

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Employee's employment by the Company other than a termination pursuant to subsection 5.1, 5.3, 5.4, 5.5 or 5.6, and shall include constructive termination of the Employee's employment by reason of material breach of this Agreement by the Company, such constructive termination to be effective upon notice from the Employee to the Company of such constructive termination.

          5.3.  TERMINATION BY REASON OF DISABILITY.  If, during the term of
                -----------------------------------
this Agreement, the Employee, in the reasonable judgment of the Board of Directors, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than twelve (12) consecutive months, the Company shall have the right to terminate the Employee's employment hereunder by written notification to the Employee and payment to the Employee of all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plans), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, with the exception of medical and dental benefits which shall continue through the expiration of this Agreement, but the Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

          5.4.  DEATH.  In the event of the Employee's death during the term of
                -----
this Agreement, the Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Company shall pay to his estate or such beneficiaries as the Employee may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but the Employee's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

          5.5.  VOLUNTARY TERMINATION.  In the event of a "Voluntary
                ---------------------
Termination," as hereinafter defined, the Company shall immediately pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plans), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation. "Voluntary Termination" shall mean termination by the Employee of Employee's employment by the Company other than (i) constructive termination as described in subsection 5.2, (ii) termination by reason of the Employee's disability as described in subsection 5.3, (iii) termination by reason of the Employee's death

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as described in subsection 5.4, and (iv) Termination Upon a Change in Control as
described in subsection 5.6.

          5.6.  TERMINATION UPON A CHANGE IN CONTROL.  In the event of a
                ------------------------------------
"Termination Upon a Change in Control," as hereinafter defined, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plans), any benefits under any plans of the Company in which Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in subsection 6.1. "Termination Upon a Change in Control" shall mean a termination by the Employee of the Employee's employment with the Company following a "Change in Control," as hereinafter defined. "Change in Control" shall mean (i) the date on which the Company first determines that any person and all other persons which constitute a group, within the meaning of
Section 13(d)(3) of the Exchange Act, have acquired direct or indirect beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of twenty percent (20%) or more of the Company's outstanding securities, unless a majority of the "Continuing Directors", as hereinafter defined, approves the acquisition not later than ten (10) business days after the Company makes that determination, or (ii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors. "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors who
(i) was a member of the Board of Directors on December 31, 1993, (ii) has been a member of the Board of Directors for the two years immediately preceding such date of determination, or (iii) was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (A) a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election or (B) at least four Continuing Directors.

          5.7.  NOTICE OF TERMINATION.  The Company or the Employee may effect a
                ---------------------
termination of the Employee's employment by the Company pursuant to the provisions of this section 5 upon giving thirty (30) days' written notice to the other party of such termination.

          6.  SEVERANCE COMPENSATION
              ----------------------

          6.1.  TERMINATION UPON CHANGE IN CONTROL.  In the event the Employee's
                ----------------------------------
employment is terminated in a Termination Upon a Change in Control, the Employee shall be paid the following as severance compensation:

                    (a) For each of the three (3) years following such termination of employment, an amount (payable on the dates specified in subsection 4.1 except as otherwise provided herein) equal to the sum of (i) the Base Salary at the rate payable at the time of such termination and (ii) the average of the annual bonus earned by the Employee in the two (2) years immediately preceding the date of termination. If, however, the Employee obtains other employment

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          during such period, the amount payable under this paragraph (a) shall be reduced by the amount of compensation that the Employee is receiving from such other employment; provided, however, the Employee is under no obligation to mitigate the amount due to the Employee pursuant to this paragraph (a) by seeking other employment or otherwise. Notwithstanding any provision in this paragraph (a) to the contrary, the Employee may, in the Employee's sole discretion, by delivery of a notice to the Company within thirty (30) days following a Termination Upon a Change in Control, elect to receive from the Company a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Employee pursuant to this paragraph (a). Such present value shall be determined as of the date of delivery of the notice of election by the Employee and shall be based on a discount rate equal to the interest rate on 90-day United States Treasury bills, as reported in the Wall Street Journal, or similar publication, on the date of delivery of the election notice. If the Employee elects to receive a lump sum severance payment, the Company shall make such payment to the Employee within ten (10) days following the date on which the Employee notifies the Company of the Employee's election.

                    (b) In the event that the Employee is not otherwise entitled to fully exercise all awards granted to the Employee under the Company's Incentive Stock Plan, and the Incentive Stock Plan does not otherwise provide for acceleration of exerciseability upon the occurrence of the Change in Control described herein, such awards shall become immediately exercisable upon a Change in Control.

                    (c) The Employee shall continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, including any perquisites provided under this Agreement, through the remainder of the Employment Term; provided, however, that the benefits under any such plans of the Company in which the Employee is a participant, including any such perquisites, shall cease upon the Employee's obtaining other employment. If necessary to provide such benefits to the Employee, the Company shall, at its election, either: (i) amend its employee benefit plans to provide the benefits described in this paragraph (c), to the extent that such is permissible under the nondiscrimination requirements and other provisions of the Internal Revenue Code of 1986 (the "Code") and the provisions of the Employee Retirement Income Security Act of 1974, or (ii) provide separate benefit arrangements or cash payments so that the Employee receives amounts equivalent thereto, net of tax consequences.

                                       6
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          6.2.  TERMINATION OTHER THAN FOR CAUSE.  In the event the Employee's
                --------------------------------
employment is terminated in a Termination Other Than for Cause, the Employee shall be paid as severance compensation his Base Salary, at the rate payable at the time of such termination, through the remainder of the Employment Term and for an additional one (1) year period thereafter, on the dates specified in subsection 4.1; provided, however, that if the Employee obtains other employment during such period, the severance compensation payable to the Employee during such period will be reduced by the amount of compensation that the Employee is receiving from such other employment. Notwithstanding any provision in this subsection 6.2 to the contrary, the Employee may, in the Employee's sole discretion, by delivery of a notice to the Company within thirty (30) days following a Termination Other Than for Cause, elect to receive from the Company a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Employee pursuant to this subsection 6.2. Such present value shall be determined as of the date of delivery of the notice of election by the Employee and shall be based on a discount rate equal to the interest rate on 90-day United States Treasury bills, as reported in the Wall Street Journal, or similar publication, on the date of delivery of the election notice. If the Employee elects to receive a lump sum severance payment, the Company shall make such payment to the Employee within ten (10) days following the date on which the Employee notifies the Company of the Employee's election. In addition to the severance payment payable under this subsection 6.2, the Employee shall be paid an amount equal to the average annual bonus earned by Employee in the two (2) years immediately preceding the date of termination and, notwithstanding any provision to the contrary under the Company's Incentive Stock Plan or any agreements with the Employee thereunder, the Employee shall be entitled to an accelerated vesting of any awards granted to the Employee under the Company's Incentive Stock Plan.

          6.3.  TERMINATION UPON ANY OTHER EVENT.  In the event of a Voluntary
                --------------------------------
Termination, Termination For Cause, termination by reason of the Employee's disability pursuant to subsection 5.5 or termination by reason of the Employee's death pursuant to subsection 5.6, the Employee or his estate shall not be paid any severance compensation.

          6.4. PARACHUTE PAYMENT REDUCTION.  Notwithstanding any other
               ---------------------------
provisions of this Agreement, any amounts payable under this Agreement (including but not limited to severance payments) shall be limited to the maximum amount that may be paid so that no such payment will, when combined with all other amounts to be received by the Employee upon a change in control (described in Section 280G(b)(2)(A) of the Code), constitute a "parachute payment" (defined in Section 280G(b)(2) of the Code) and so that no "excess parachute payments" (defined in Section 280G(b)(1) of the Code) made to the Employee are taxable to the Employee pursuant to Section 4999 of the Code. The parties intend that the Employee shall receive the maximum payments permissible that are not subject to the taxes described in Sections 280G and 4999 of the Code and shall interpret this provision in accordance with such intention. In further accord with such intention, nothing herein shall be construed to limit the Employee's right to receive payments that do not exceed reasonable compensation for services or to receive payments that are otherwise not taken into account in calculating "parachute payments" under Section 280G of the Code.

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          7.  OBLIGATIONS CONTINGENT ON PERFORMANCE.
              -------------------------------------

          The obligations of the Company under this Agreement, including its obligation to pay the compensation provided for herein, shall be contingent upon the Employee's performance of his obligations under this Agreement.

          8.  CONFIDENTIALITY.
              ---------------

          The Employee agrees to hold in strict confidence all information concerning any matters affecting or relating to the business of the Company, including without limiting the generality of the foregoing its manner of operation, plans, protocols, processes, computer programs, tenant lists, client lists, marketing information and analyses, or other data, without regard to whether all of the foregoing matters will be deemed confidential or material. The Employee agrees that he will not, directly or indirectly, use any such information for the benefit of others than the Company or disclose or communicate any of such information in any manner whatsoever other than to the directors, officers, employees, agents and representatives of the Company who need to know such information, who shall be informed by the Employee of the confidential nature of such information and directed by the Employee to treat such information confidentially. Upon the Company's request, the Employee shall return all information furnished to him related to the business of the Company. The above limitations on use and disclosure shall not apply to information which the Employee can demonstrate: (a) was known to the Employee before receipt thereof from the Company; (b) is learned by the Employee from a third party entitled to disclose it; or (c) becomes known publicly other than through the Employee. The parties hereto stipulate that all such information is material and confidential and gravely affects the effective and successful conduct of the business of the Company and the Company's goodwill, and that any breach of the terms of this section 8 shall be a material breach of this Agreement. The terms of this section 8 shall remain in effect following the termination of this Agreement.

          9.  USE OF PROPRIETARY INFORMATION.
              ------------------------------

          The Employee recognizes that the Company possesses a proprietary interest in all of the information described in section 8 and has the exclusive right and privilege to use, protect by copyright, patent or trademark, manufacture or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Company and the Employee in writing. The Employee expressly agrees that any products, inventions, discoveries or improvements made by the Employee, his agents or affiliates, during the term of this Agreement, based on or arising out of the information described in section 8 shall be the property of and inure to the exclusive benefit of the Company. The Employee further agrees that any and all products, inventions, discoveries or improvements developed by the Employee (whether or not able to be protected by copyright, patent or trademark) during the course of his employment, or involving the use of the Company's time, materials or other resources, shall be promptly disclosed to the Company and shall become the exclusive property of the Company.

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          10.  NON-COMPETITION AGREEMENT.
               -------------------------

          10.1.  NON-COMPETITION.
                 ---------------

                    (a) The Employee agrees that, during the period of actual
               employment and, in addition, the period, if applicable, described in subsection (b) or (c) below, the Employee shall not, without the prior written consent of the Company, directly or indirectly, own, manage, operate, control, be connected with as an officer, employee, partner, consultant or otherwise, or otherwise engage or participate in, except as an employee of the Company, or any corporation directly or indirectly controlled by it, any corporation or other business entity engaged in any activity competitive with the Company, including the business of owning, developing, leasing or managing shopping center properties. Notwithstanding the foregoing, the ownership by the Employee of less than 2% of any class of the outstanding capital stock of any corporation conducting such a competitive business which is regularly traded on a national securities exchange or in the over-the-counter market shall not be a violation of the foregoing covenant.

                    (b) The Employee agrees that if the Employee's employment is terminated in a Termination Upon a Change in Control pursuant to section 5.6 hereof, the non-compete restrictions of subsection 10.1(a) shall apply to Employee for one year from the date of termination.

                         (c) The Employee agrees that if the Employee's
               employment is terminated in a Termination Other Than for Cause pursuant to section 5.2 hereof, the non-compete restrictions of subsection 10.1(a) shall apply to Employee for the entire period during which the Employee is entitled to severance compensation pursuant to subsection 6.2 (notwithstanding an election by the Employee to receive a lump sum severance payment for such period).

          10.2.  NON-SOLICITATION.  During the period of actual employment and,
                 ----------------
in addition, the period, if any, during which the Employee shall be entitled to severance compensation pursuant to section 6 (notwithstanding an election by the Employee to receive a lump sum severance payment for such period), the Employee shall not, except on behalf of or with the prior written consent of the Company,
(a) contact or solicit, directly or indirectly, any customer, client, tenant or account whose identity the Employee obtained through association with the Company, regardless of the geographical location of such customer, client, tenant or account, or (b) directly or indirectly, entice or induce, or attempt to entice or induce, any employee of the Company to leave such employ, or employ any such person in any business similar to or in competition with that of the Company. The Employee hereby acknowledges and agrees that the provisions set

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forth in this subsection 10.2 constitute a reasonable restriction on his ability to compete with the Company.

          10.3. SAVING PROVISION.  The parties hereto agree that, in the event a
                ----------------
court of competent jurisdiction shall determine that the geographical or durational elements of this covenant are unenforceable, such determination shall not render the entire covenant unenforceable. Rather, the excessive aspects of the covenant shall be reduced to the threshold which is enforceable, and the remaining aspects shall not be affected thereby.

          10.4.  EQUITABLE RELIEF.  The Employee acknowledges that the extent of
                 ----------------
damages to the Company from a breach of sections 8, 9 and 10 of this Agreement would not be readily quantifiable or ascertainable, that monetary damages would be inadequate to make the Company whole in case of such a breach, and that there is not and would not be an adequate remedy at law for such a breach. Therefore, the Employee specifically agrees that the Company is entitled to injunctive or other equitable relief from a breach of sections 8, 9 and 10 of this Agreement, and hereby waives and covenants not to assert against a prayer for such relief that there exists an adequate remedy at law, in monetary damages or otherwise.

          11.  INDEMNIFICATION.
               ---------------

          11.1.  RIGHT TO INDEMNIFICATION.  The Company shall indemnify, and on
                 ------------------------
request shall advance funds to, the Employee for expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement if the Employee becomes a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that the Employee (a) is or was an employee of the Company, or (b) is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in the manner and to the fullest extent permitted by applicable law; provided, however, that the Company shall not indemnify the Employee (a) in any proceeding by or in the right of the Company against such Employee wherein the Employee shall have been adjudged to be liable to the Company; (b) in any proceeding charging improper personal benefit to the Employee, whether or not involving action in the Employee's official capacity, in which the Employee was adjudged to be liable on the basis that personal benefit was improperly received; or (c) it is established that (i) the act or omission of the Employee was material to the matter giving rise to the proceeding and the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the Employee had reasonable cause to believe the act or omission was unlawful. If applicable law is hereafter amended, any such amendment shall apply to this Agreement only to the extent mandated by law and only as to the activities of the Employee subject to indemnification pursuant to this subsection 11.1 which occur subsequent to the effective date of such amendment.

          11.2.  RIGHT OF CLAIMANT TO ENFORCE RIGHTS.  Any indemnification or
                 -----------------------------------
advancement of funds required under this section 11 shall be made promptly, and in any event within thirty (30) days of the written request of the Employee. If a determination by the Company that the Employee is entitled to indemnification pursuant to this section 11 is required, and the Company fails to respond within thirty (30) days to a written request for indemnity, the Company shall be deemed to have approved such request. If the Company denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification and advancement of expenses as granted by this section 11 shall be enforceable by the Employee in any court of competent jurisdiction. The Employee's costs and expenses incurred in connection with successfully establishing the Employee's right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the Company. Neither the failure of the Company (including the Board of Directors, independent legal counsel or the stockholders of the Company) to have made a determination prior to the commencement of such action that indemnification of the Employee is proper in the circumstances because the Employee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Maryland, nor the fact that there has been an actual determination by the Company (including the Board of Directors, independent legal counsel or the shareholders of the Company) that the Employee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Employee has not met the applicable standard of conduct.

          11.3.  NON-EXCLUSIVITY OF RIGHTS.  The indemnification and advancement
                 -------------------------
of expenses provided by, or granted pursuant to, this section 11 shall not be deemed exclusive of any other rights to which the Employee may be entitled by law, the Company's Articles of Incorporation or Bylaws, an agreement with the Company, or a resolution of the Board of Directors or of the Company's shareholders. Any repeal or modification of the provisions of this section 11 shall be prospective only and shall not adversely affect any right or protection set forth herein in favor of the Employee at the time of such repeal or modification.

          11.4.  INSURANCE.  The Company may, to the fullest extent permitted by
                 ---------
law, purchase and maintain insurance, at its expense, to protect itself and the Employee against any liability asserted against the Employee and incurred by the Employee in any such capacity, or arising out of the Employee's duties hereunder, whether or not the Company would have the power to indemnify the Employee against such liability under the provisions of this section 11, the General Corporation Law of the State of Maryland or otherwise.

          11.5.  SAVING PROVISION.  If this section 11 or any portion thereof
                 ----------------
shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Employee as to expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement with respect to any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, to the fullest extent permitted by any applicable portion of this section 11 which shall not have been invalidated, by the General Corporation Law of the State of Maryland or by any other applicable law.

          12.  ENTIRE AGREEMENT.
               ----------------

          This Agreement contains the complete agreement concerning the employment arrangement between the parties and shall, as of the Effective Date, supersede all other agreements or arrangements between the parties with regard to the subject matter hereof.

          13.  BINDING AGREEMENT.
               -----------------

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. The obligations of the Company under this Agreement shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business or similar event relating to the Company. This Agreement shall not be terminated by reason of any merger, consolidation or reorganization of the Company, but shall be binding upon and inure to the benefit of the surviving or resulting entity.

          14.  MODIFICATION.
               ------------

          No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties thereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

          15.  SEVERABILITY.
               ------------

          All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

          16.  MANNER OF GIVING NOTICE.
               -----------------------

          All notices, requests and demands to or upon the respective parties hereto shall be sent by hand, certified mail, overnight air courier service, or telecopier (if within a reasonable time a permanent copy is given by any of the other methods described above), in each case with all applicable charges paid or otherwise provided for, addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto:

          To Company:
          ----------

               JDN Realty Corporation
               3340 Peachtree Road, NE
               Suite 1530
               Atlanta, Georgia  30326
               Telephone:  (404) 262-3252
               Facsimile:  (404) 364-6446

          To Employee:
          -----------

               Mr. J. Donald Nichols
               416 Jackson Boulevard
               Nashville, Tennessee  37205
               Telephone:  (615) 269-7444
               Facsimile:  (615) 269-7491

Such notices, requests and demands shall be deemed to have been given or made on the date of delivery if delivered by hand or by telecopy and on the next following date if sent by mail or by air courier service.

          17.  REMEDIES.
               --------

          In the event of a breach of this Agreement, the non-breaching party shall be entitled to such legal and equitable relief as may be provided by law, and shall further be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing the non-breaching party's rights hereunder.

          18.  HEADINGS.
               --------

          The headings have been inserted for convenience only and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

          19.  CHOICE OF LAW.
               -------------

          It is the intention of the parties hereto that this Agreement and the performance hereunder be construed in accordance with, under and pursuant to the laws of the State of Maryland without regard to the jurisdiction in which any action or special proceeding may be instituted.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.

                               JDN REALTY CORPORATION


                               By:   /s/ Elizabeth L. Nichols
                                     ---------------------------------
                                     Elizabeth L. Nichols, President



                                     /s/ J. Donald Nichols
                                     ---------------------------------
                                     J. DONALD NICHOLS